EXHIBIT 10.4


                                 PROMISSORY NOTE

$780,000.00                                              As of January 19, 1998
                                                          Little Rock, Arkansas

         FOR VALUE RECEIVED, the undersigned, Cruel Dave Enterprises, LLC, an Arkansas limited liability company (hereinafter "Maker"), promises to pay to the order of OutSource International of America, Inc. (the "Noteholder"), at the address of the Noteholder set forth in that certain Asset Purchase Agreement by and between Maker, Noteholder, Jeffrey W. Leeth and JoAnn W. Leeth as of even date herewith (the "Asset Purchase Agreement), the total principal sum of Seven Hundred Eighty Thousand Dollars and 00/100 Cents ($780,000.00), plus compound interest, in the manner and upon the terms and conditions set forth herein. This
Note is issued to the Noteholder pursuant to the terms of the Asset Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

         1. INTEREST AND MATURITY. Maker promises to pay compound interest on the principal amount of this Note at the rate of eight percent (8%) per annum. Interest on this Note shall accrue from the date of issuance of this Note set forth above. Maker shall make a monthly payment of principal and interest on the 10th day of each calendar month beginning on March 10, 1998 and on the 10th day of each calendar month thereafter up to and including February 10, 2003 (the "Maturity Date") in accordance with the amortization schedule attached hereto as
SCHEDULE 1. Maker shall pay the outstanding principal sum of this Note and all accrued but unpaid interest thereon on or before the Maturity Date.

         2. PREPAYMENT. Maker has the right to prepay this Note in whole or in part at any time during the term of this Note without premium or penalty, which prepayment shall include all interest accrued and unpaid on the amount of such prepayment to the date thereof.

         3. DEFAULT. It shall be an event of default ("Event of Default") hereunder if Maker shall (i) fail to pay within ten (10) days of the due date any payment required by this Note; (ii) default in the performance of any of the obligations, covenants or agreements legally imposed by the terms of this Note or the Asset Purchase Agreement; (iii) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of Maker; (iv) file a voluntary petition in bankruptcy, or admit in writing Maker's inability to pay Maker's debts as they come due; (v) make general assignments for the benefit of creditors; (vi) file a petition or answer seeking reorganization or rearrangement with creditors or taking advantage of any insolvency law; or (vii) file an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization, insolvency or similar proceedings. At the option of the Noteholder, the whole indebtedness evidenced hereby may be declared due and payable upon the occurrence of an Event of Default which has not been cured by Maker within ten (10) days following written notice from Noteholder of the Event of Default, whereupon the entire unpaid principal balance of this Note and all interest accrued thereon from the last payment date shall thereupon at once mature and become due and payable without presentment or demand for payment or notice of the intent to exercise such option or notice of the exercise of such option by the

Noteholder, or notice of any kind, all of which are hereby expressly waived by Maker and may be collected by suit or other legal proceedings.

         4. WAIVER. Except as otherwise provided herein, Maker hereby waives all notices, demands, presentments for payment, notices of non-payment, notice of intention to accelerate the maturity, notices of acceleration, notices of dishonor, protest and notice of protest, diligence in collecting or bringing suit as to this Note and as to each, every and all installments hereof and all obligations hereunder and against any party hereto and to the application of any payment on this obligation, or as an offset hereto, and agrees to all extensions, renewals, partial payments, substitutions or evidence of indebtedness.

         5. USURY. It is the intention of the parties hereto to comply with the usury laws applicable to this loan, if any. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law ("Excess Interest"). If any Excess Interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and Maker shall not be obligated to pay the amount of such Excess Interest. Any such Excess Interest which may have been collected shall be, at the Noteholder's option, either applied as a credit against the then unpaid principal amount hereof or refunded to Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Note which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of this Note, all interest contracted for, charged for or received from Maker or otherwise by the Noteholder.

         6. HEADINGS. The descriptive headings of this Note are inserted for convenience only and do not constitute a part of this Note.

         7. GOVERNING LAW; EXCLUSIVE VENUE. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the state of Florida, excluding those laws relating to the resolution of conflicts between the laws of different jurisdictions. The exclusive venue for any litigation in connection with or arising out of this Note shall be Broward County, Florida.

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

         IN WITNESS WHEREOF, Maker has fully executed this Note this 19th day of January, 1998.

                            Cruel Dave Enterprises, LLC

                            By: /s/ JEFFREY W. LEETH /s/ JOANN M. LEETH
                                ---------------------------------------
                            Name: Jeffrey W. Leeth  JoAnn M. Leeth
                            Title: Managing Members

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

                                   SCHEDULE 1

                              AMORTIZATION SCHEDULE

                                                                       C-MINIMUM PAYMENTS
                     A-% OF MONTHLY           B-MINIMUM                CALENDAR YTD
MONTH/YEAR           GROSS REVENUES           MONTHLY PAYMENT          TO DECEMBER 31,

     3/1998-                    1.75%                $7,000.00                  $75,000.00
     12/1998

     1/1999-                     2.5%               $10,000.00                 $150,000.00
     12/1999

     1/2000-                     4.0%               $12,000.00                 $175,000.00
     12/2000

     1/2001-                     4.0%               $15,000.00                 $200,000.00
     12/2001

     1/2002-                     4.0%               $15,000.00                 $200,000.00
     12/2002

     1/2003-                     4.0%               $15,000.00                       N/A
      2/2003


         Beginning March 10, 1998, and on the 10th day of each month thereafter, Maker shall pay to Noteholder an amount equal to the greater of the amount set forth in Column A or Column B above. For purposes of this Note, "monthly gross revenues" shall mean the amount of the monthly gross revenues of all of the Tandem/Labor World offices operated by Maker, as determined by Maker's books and records, subject to audit and confirmation by Noteholder, at the sole cost and expense of Maker, as deemed necessary by Noteholder. Notwithstanding the foregoing, the total minimum payments due to Noteholder hereunder during any calendar year shall equal or exceed the amount set forth in Column C above. In the event that, as of December 31 in any calendar year, the total minimum payments set forth in Column C above with respect to such calendar year have not been received by Noteholder, on or before the 10th day of the following January, Maker shall pay Noteholder, in cash, at the address set forth in the Asset Purchase Agreement, the difference between the amount set forth on Column C and the total amount actually received hereunder by Noteholder during such calendar year.

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